Exhibit e.3.a

AMENDMENT

TO MARKETING AND ADMINISTRATIVE SERVICES AGREEMENT

This Amendment is entered into as of October 1, 2021, by and between Jefferson National Life Insurance Company (“Firm”) and VP Distributors, LLC (“Distributor”).

WHEREAS, Firm and Distributor have entered into a Marketing and Administrative Services Agreement effective as of November 2011 (the “Agreement”) which, as of the date hereof, remains in full force and effect; and

WHEREAS, pursuant to the Agreement Firm provides marketing of certain funds distributed by the Company (the “Portfolios”) and certain administrative and recordkeeping services (collectively, the “Services”) to the owners of certain variable annuity contracts and/or variable life insurance policies issued by Nationwide Life Insurance Company, and Nationwide Life and Annuity Insurance Company through certain Nationwide Variable Accounts in connection with their allocations to the Portfolios; and

WHEREAS, Distributor anticipates becoming the distributor for The Merger Fund VL (“TMFVL”); and

WHEREAS, the parties desire to update the Agreement to include TMFVL and fees applicable to Firm providing the Services with respect to allocations to TMFVL, effective October 1, 2021, the date on which Distributor becomes the distributor of TMFVL (the “Effective Date”); and

WHEREAS, the Agreement provides that it may only be changed by a written instrument signed by the parties;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1.   Upon the Effective Date, Schedule A to the Agreement shall be replaced in its entirety with the Exhibit A attached hereto.

2.   The notice address for Distributor is hereby changed to One Financial Plaza, 26th Floor, Hartford, CT 06103, Attn.: Counsel.

3.   In all other respects, the Agreement shall remain unchanged and in full force and effect.

4.   This Amendment may be executed in two or more counterparts, which may be executed and/or exchanged electronically, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date first set forth above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY	VP DISTRIBUTORS, LLC

By:	/s/ Leland W. Cummings	By:	/s/ Heidi Griswold

Name:	Leland W. Cummings	Name:	Heidi Griswold

Title:	VP, Head of Fund Operations	Title:	Vice President, Mutual Fund Services

SCHEDULE A

Portfolio	Fee
Virtus Duff & Phelps Real Estate Securities Series	40 bps
Virtus Newfleet Multi-Sector Intermediate Bond Series	35 bps
Virtus SGA International Growth Series	35 bps
The Merger Fund VL	35 bps

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